As filed with the Securities and Exchange Commission on August 20, 2009

Registration Statement No. 333-160725

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————————

FORM S-1/A

AMENDMENT NO. 2

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

———————————

VOYANT INTERNATIONAL CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	26-1501411 (I.R.S. Employer Identification No.)

444 Castro Street, Suite 318, Mountain View, CA 94041

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

———————————

David R. Wells, Chief Financial Officer

444 Castro Street, Suite 318

Mountain View, CA 94041

(800) 710-6637

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

———————————

Copies to:

Peter Hogan, Esq.

Richardson & Patel LLP

10900 Wilshire Blvd., Suite 500

Los Angeles, CA 90024

(310) 208-1182

FROM TIME TO TIME AFTER THE

EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	45,919,530	$0.0255(2)	$1,170,948	$65.34
Total	45,919,530			$65.34

———————

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low prices of the common stock of the Registrant as reported on the Over-the-Counter Bulletin Board on July 14, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed for the purpose of filing exhibits 3.3 and 3.4 to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$65.34
Printing and engraving expenses	1,000.00
Blue Sky fees and expenses	500.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	2,500.00
Miscellaneous	500.00

Total	$14,565.34

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws allows us to indemnify and hold harmless our directors and officers from any liability or damage incurred by them as a result of the performance of their duties to the Company within the scope of their authority, or because of their position as officers and directors of the Company, to the maximum extent permitted by and subject to the limitations of applicable state and federal law. The Company is also authorized to enter into separate indemnification agreements with its officers and directors in accordance with any resolution duly adopted by the Company’s Board of Directors.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of sales of our securities that were not registered under the Securities Act during the last three years:

For the year ended December 31, 2006

During the year ended December 31 2006, we issued 48,235,000 shares of common stock for the purchase of RocketStream Holding Corporation. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2006, we issued 10,737,477 shares of common stock pursuant to the conversion of $1,079,399 of Convertible Notes, at the request of the noteholders We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31 2006, we issued 7,415,576 shares for services for which we incurred an operating expense of $738,921. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31 2006, we issued 1,176,471 shares to retire notes payable to officers in the amount of $100,000. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

For the year ended December 31, 2007

During the year ended December 31, 2007, we issued 5,333,336 shares of common stock for cash in the amount of $600,000. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 4,970,043 shares of common stock as a result of warrant exercises. We received cash in the amount of $439,999 in return for this exercise. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 833,806 shares of common stock pursuant to the conversion of $164,611 of Convertible Notes, at the request of the noteholders. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act

During the year ended December 31, 2007, we issued 2,546,783 shares for consulting services for which we incurred an operating expense of $1,882,282. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 2,750,000 shares of common stock pursuant to the conversion of $892,500 of certain short term notes payable. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2007, we issued 1,373,978 shares for accounts payable and accrued expenses for which we incurred an operating expense of $918,312. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

For the year ended December 31, 2008

During the year ended December 31, 2008, we issued 5-year warrants to MapleRidge Insurance Services, Inc. (assigned to The Brown Family Trust in June, 2008) for the purchase of up to 18,075,012 shares of our common stock at $0.11065 per share and for the purchase of up to 18,075,012 shares of common stock at $0.16598 per share. In October 2008, the warrants were amended to allow for cashless exercise. The warrants were issued in connection with a $2,000,000 loan to us from MapleRidge, which is evidenced by a Secured Promissory Note that we issued to MapleRidge. After October 9, 2009, MapleRidge may convert amounts due under the Note to shares of our common stock at $0.08852 per share. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to The Blue Heron Trust (later assigned to the Brown Family Trust) for the purchase of up to 10,302,757 shares of our common stock at $0.11065 per share for placement agent and finder services in the June, 2008 transaction with MapleRidge discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 1,265,251 shares of our common stock to GP Group, LLC for placement agent and finder services in the June, 2008 transaction with MapleRidge discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to The Blue Heron Family for the purchase of up to 2,987,683 shares of our common stock at $0.17640 per share and for the purchase of up to 2,987,683 shares of common stock at $0.26460 per share. The warrants were issued in connection with a $702,703 loan to us from The Blue Heron Family, which is evidenced by a Promissory Note that we issued to The Blue Heron Family. After October 9, 2009, The Blue Heron Family may convert amounts due under the Note to shares of our common stock at $0.14112 per share.  We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 557,700 shares of our common stock to GP Group, LLC for placement agent and finder services in the June, 2008 transaction with The Blue Heron Family discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to Heartland Corporation  for the purchase of up to 1,991,789 shares of our common stock at $.14  per share for placement agent and finder services in the October, 2008 transaction with The Blue Heron Family discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to The Brown Family Trust for the purchase of up to 8,181,818 shares of our common stock at $0.01 per share and for the purchase of up to 2,727,272 shares of common stock at $0.1375 per share. The warrants were issued in connection with a $1,000,000 loan to us from The Brown Family Trust, which is evidenced by a Secured Promissory Note that we issued to The Brown Family Trust. After October 9, 2009, MapleRidge may convert amounts due under the Note to shares of our common stock at $0.08852 per share. . We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 1,018,182 shares of our common stock to GP Group, LLC for placement agent and finder services in the October 2008 transaction with The Brown Family Trust discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5-year warrants to Heartland Corporation  for the purchase of up to 2,727,272 shares of our common stock at $0.01 per share and 909,091 shares of our common stock at $0.14for placement agent and finder services in the October 2008 transaction with The Brown Family Trust discussed above. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 1,388,820 shares of common stock for cash in the amount of $100,000. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 3,285,590 shares of common stock as a result of cashless warrant exercises. We received warrants exercisable for 4,890,188 common shares in return for this exercise. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 4,529,049 shares for consulting services for which we incurred an operating expense of $314,107. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 975,061 in exchange for 122,080 shares of Series B Preferred Stock. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 5,351,667 shares of common stock pursuant to the conversion of $362,000 of Convertible Notes, at the request of the noteholders. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 11,202,371 shares for accounts payable and accrued expenses for which we incurred an operating expense of $1,614,388. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 3,058,201 shares for debt issue costs for which we incurred an expense of $397,658. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the year ended December 31, 2008, we issued 4,250,000 shares as a deposit for a potential acquisition for which we incurred an expense of $566,667. We relied on Section 4(2) of the Securities Act, promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

More Recent Sales

On January 27, 2009, we issued four Secured Notes in the aggregate sum of $300,000 to White Star LLC, Mueller Trading L.P., Jason Lyons, and SRZ Trading, LLC in consideration of a loan from the holders to the Company for an aggregate $300,000. The Notes mature on October 13, 2009, and the interest is 18% annually.  In connection with this transaction, we issued to the holders 4-year warrants to purchase an aggregate 5,500,000 shares of our common stock at $0.075 per share. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 199,592 shares of common stock to various noteholders for the payment of $14,380 of interest. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 13,202,964 shares of common stock to various parties for services valued at $829,456. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 10,000,000 shares of common stock to a certain party for cash valued at $100,000. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 2,939,000 shares of common stock to various parties for the settlement of debts valued at $240,998. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 4,091,000 shares of common stock to certain employees in exchange for 402,852 shares of Series B Preferred Stock. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 1,960,000 shares of common stock in exchange for the exercise of 2,000,000 employee stock options. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

During the six months ended June 30, 2009 we issued 10,447,410 shares of common stock in exchange for the exercise of 10,547,867 warrants. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On April 13, 2009, we issued Ascendiant Capital Group, LLC 2,500,000 restricted shares of our common stock in consideration for providing the equity drawdown facility more fully described under the “Business” section under Part I. This issuance was exempt from registration under the Act pursuant to Section 4(2) thereof. We made this determination based on the representations of the shareholder, which included, in pertinent part, that such shareholder was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such stockholder was acquiring our securities for investment purposes for its own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that the stockholder understood that our securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this registration statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(ii)

portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on August 20, 2009.

VOYANT INTERNATIONAL CORPORATION

By:	/s/ DANA R. WALDMAN
Dana R. Waldman Chief Executive Officer (Principal Executive Officer)

By:	/s/ DAVID R. WELLS
David R. Wells Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANA R. WALDMAN	Chief Executive Officer (Principal Executive Officer) and Director	August 20, 2009
Dana R. Waldman

/s/ DAVID R. WELLS	Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2009
David R. Wells

/s/ MARK M. LAISURE	Chairman of the Board	August 20, 2009
Mark M. Laisure

Director
Volker Anhaeusser

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, as amended and currently in effect (13)

3.2	Amended and Restated Bylaws (1)

3.3	Certificate of Designation for Series A Convertible Preferred Stock, as amended *

3.4	Certificate of Designation for Series B Convertible Preferred Stock, as amended *

5.1	Opinion of Richardson & Patel LLP *

10.1	Letter of Intent between Registrant and Sports Immortals Inc. dated March 29, 2007 (2)

10.2	Senior Secured Note, dated August 9, 2007, by Voyant International Corporation (4)

10.3	Guaranty, dated August 9, 2007 by RocketStream Holding Corporation and RocketStream, Inc. (4)

10.4	Security Agreement dated August 9, 2007, among Voyant International Corporation, RocketStream Holding Corporation and RocketStream, Inc. and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.5	Intercreditor Agreement dated August 9, 2007, between WAA, LLC and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.6	Intercreditor Agreement dated November 16, 2007, between WAA, LLC and J & N Invest, LLC (4)

10.7	Security Agreement dated November 16, 2007, among Voyant International Corporation, RocketStream Holding Corporation and RocketStream, Inc. and J & N Invest, LLC (4)

10.8	Partial Settlement Agreement and Release dated September 7, 2007, between Voyant International Corporation and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.9	Partial Settlement Agreement and Release dated October 8, 2007, between Voyant International Corporation and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.10	Final Settlement Agreement and Release dated October 26, 2007, between Voyant International Corporation and Congregation Ahavas Tzedokah Vechesed, Inc. (4)

10.11	Senior Secured Note, dated November 16, 2007, by Voyant International Corporation (4)

10.12	Guaranty, dated November 16, 2007 by RocketStream Holding Corporation and RocketStream, Inc. (4)

10.13	Form of Limited Release (5)

10.14	Loan Agreement between Registrant and MapleRidge, dated February 29, 2008 (6)

10.15	Promissory Note by Registrant to MapleRidge, dated February 29, 2008 (6)

10.16	Security Agreement between Registrant and MapleRidge, dated February 29, 2008 (6)

10.17	Intercreditor Agreement between WAA, LLC, Registrant and MapleRidge, dated February 29, 2008 (6)

10.18	Form of Warrant (6)

10.19	Form of Common Stock Purchase Warrant for The Blue Heron Family Trust, dated June 9, 2008 (8)

10.20	Secured Promissory Note by the Registrant to The Blue Heron Family Trust dated June 9, 2008 (8)

10.21	Loan Agreement between the Registrant and The Blue Heron Family Trust dated June 9, 2008 (8)

10.22	Common Stock Purchase Warrant for The Brown Family Trust dated October 14, 2008 (9)

10.23	Secured Promissory Note by the Registrant to The Brown Family Trust dated October 14, 2008 (9)

10.24	Loan Agreement between the Registrant and The Brown Family Trust dated October 14, 2008 (9)

10.25	2009 Consultant Stock Plan (12)

10.26	Intercreditor Agreement dated January 26, 2009 by and among the Registrant, White Star LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC and WAA, LLC (10)

10.27	Secured Promissory Note by the Registrant to Jason Lyons dated January 26, 2009 (10)

10.28	Secured Promissory Note by the Registrant to White Star LLC dated January 26, 2009 (10)

10.29	Secured Promissory Note by the Registrant to SRZ Trading, LLC dated January 26, 2009 (10)

10.30	Secured Promissory Note by the Registrant to Mueller Trading, L.P. dated January 26, 2009 (10)

10.31	Security Agreement by and among the Registrant, White Star LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC and WAA, LLC dated January 26, 2009 (10)

10.32	Common Stock Purchase Warrant for Jason Lyons dated January 26, 2009 (10)

10.33	Common Stock Purchase Warrant for White Star LLC dated January 26, 2009 (10)

10.34	Common Stock Purchase Warrant for SRZ Trading LLC dated January 26, 2009 (10)

10.35	Common Stock Purchase Warrant for Mueller Trading, L.P. dated January 26, 2009 (10)

10.36	Amendment to Amended and Restated Secured Promissory Note and Amended and Restated Loan Agreement dated March 31, 2009 by and between the Registrant and The Brown Family Trust (10)

10.37	Amendment to Amended and Restated Secured Promissory Note and Amended and Restated Loan Agreement dated March 31, 2009 by and between the Registrant and The Brown Family Trust (10)

10.38	Amendment to Second Amended and Restated Secured Promissory Note and Second Amended and Restated Loan Agreement dated March 31, 2009 by and between The Brown Family Trust (10)

10.39

Amendment to Secured Promissory Notes dated March 31, 2009 by and among Voyant, White Star, LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC, Rockstream, Inc., Zeros & Ones Technologies, Inc., The Brown Family Trust and WAA, LLC (10)

10.40

Intercreditor Agreement dated March 31, 2009 by and among Voyant, White Star, LLC, Mueller Trading, L.P., Jason Lyons, SRZ Trading, LLC, Rockstream, Inc., Zeros & Ones Technologies, Inc., The Brown Family Trust and WAA, LLC (10)

10.41	Guarantee and Collateral Agreement dated March 31, 2009 by and among Voyant, Rocketstream, Inc. and Zeros & Ones Technologies, Inc. (10)

10.42	Securities Purchase Agreement dated April 13, 2009 by and among Voyant, Ascendiant Equity Partners, LLC and Ascendiant Capital Group, LLC (11)

10.43	Registration Rights Agreement dated April 13, 2009 by and among Voyant, Ascendiant Equity Partners, LLC and Ascendiant Capital Group, LLC (11)

10.44	Amended Securities Purchase Agreement dated June 15, 2009 by and among Voyant, Ascendiant Equity Partners, LLC and Ascendiant Capital Group, LLC (13)

21.1	List of Subsidiaries (7)

23.1	Consent of Kabani & Company, Inc. *

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1) *

———————

* Filed herewith.

(1)

Filed on April 2, 2001 as an exhibit to our annual report on Form 10-KSB, and incorporated herein by reference.

(2)

Filed on April 10, 2007 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(3)

Filed on October 25, 2007 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(4)

Filed on November 19, 2007 as an exhibit to our quarterly report on Form 10-QSB, and incorporated herein by reference.

(5)

Filed on December 13, 2007 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(6)

Filed on March 11, 2008 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(7)

Filed on April 8, 2008 as an exhibit to our annual report on Form 10-KSB, and incorporated herein by reference.

(8)

Filed on August 6, 2008 as an exhibit to our quarterly report on Form 10-Q, and incorporated herein by reference.

(9)

Filed on November 17, 2008 as an exhibit to our quarterly report on Form 10-Q, and incorporated herein by reference.

(10)

Filed on April 9, 2009 as an exhibit to our annual report on Form 10-K, and incorporated herein by reference.

(11)

Filed on April 17, 2009 as an exhibit to our current report on Form 8-K, and incorporated herein by reference.

(12)

Filed on January 23, 2009 as an exhibit to our registration statement on Form S-8, and incorporated herein by reference.

(13)

Filed on July 22, 2009 as an exhibit to our registration statement on Form S-1, and incorporated herein by reference.